Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
SECOND QUARTER OF FISCAL 2017 EARNINGS

Riverside, Calif. – January 27, 2017 – Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced second quarter earnings for the fiscal year ending June 30, 2017.

            For the quarter ended December 31, 2016, the Company reported net income of $1.50 million, or $0.18 per diluted share (on 8.15 million average diluted shares outstanding), up from net income of $982,000, or $0.11 per diluted share (on 8.60 million average diluted shares outstanding), in the comparable period a year ago.  The increase in net income for the second quarter of fiscal 2017, as compared to the same period last year, was primarily attributable to increases in net interest income and the gain on sale of loans, partly offset by increases in salaries and employee benefits expense and other operating expenses.
"We are pleased with the current economic environment as it relates to our community banking business.  Loan portfolio growth has accelerated from prior year levels, consistent with our investment and risk management objectives; credit quality remains strong; our net interest margin remains solid; and capital levels are robust.  In short, community banking fundamentals are favorable," said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  "Mortgage banking fundamentals have deteriorated during the quarter as a result of the recent rise in mortgage interest rates.  In the near term we will be looking for opportunities to improve our mortgage banking business model in response to the anticipated weaker loan origination environment," he concluded.
Return on average assets for the second quarter of fiscal 2017 increased to 0.50 percent from 0.34 percent for the same period of fiscal 2016; and return on average stockholders' equity for the second quarter of fiscal 2017 increased to 4.53 percent from 2.83 percent for the comparable period of fiscal 2016.
On a sequential quarter basis, net income for the second quarter of fiscal 2017 reflects a $90,000, or 6 percent, decrease from the net income of $1.59 million in the first quarter of fiscal 2017.  The decrease in net income in the second quarter of fiscal 2017 compared to the first quarter of fiscal 2017 was primarily attributable to a decrease in the gain on sale of loans, partly offset by a decrease in salaries and employee benefits expense and an increase in the recovery from the allowance for loan losses.  Diluted earnings per share for the second quarter of fiscal 2017 were $0.18 per share, down 10 percent, from the $0.20 per share during the first quarter of fiscal 2017.  Return on average assets decreased to 0.50 percent for the second quarter of fiscal 2017 from 0.53 percent in the first quarter of fiscal 2017; and return on average stockholders' equity for the second quarter of fiscal 2017 was 4.53 percent, compared to 4.79 percent for the first quarter of fiscal 2017.
For the six months ended December 31, 2016, net income decreased $327,000, or 10 percent, to $3.10 million from $3.43 million in the comparable period ended December 31, 2015; and diluted earnings per share for the six months ended December

31, 2016 decreased $0.01 per share, or three percent, to $0.38 per share from $0.39 per share for the comparable six month period last year.
Net interest income increased $1.50 million, or 20 percent, to $9.09 million in the second quarter of fiscal 2017 from $7.59 million for the same quarter of fiscal 2016, attributable to an increase in the net interest margin and a higher average earning assets balance.  The net interest margin during the second quarter of fiscal 2017 increased 41 basis points to 3.09 percent from 2.68 percent in the same quarter last year, primarily due to the significant increase in the average yield of earning assets and a small decrease in the average cost of interest-bearing liabilities.  The average yield of interest-earning assets increased by 37 basis points to 3.68 percent in the second quarter of fiscal 2017 from 3.31 percent in the same quarter last year, while the average cost of liabilities decreased by five basis points to 0.64 percent in the second quarter of fiscal 2017 from 0.69 percent in the same quarter last year.  The increase in the average yield of interest-earning assets was primarily due to the utilization of interest-earning deposits earning a nominal yield to fund higher balances of loans receivable and investment securities, which earned a significantly higher yield, and a special FHLB – San Francisco cash dividend.  The average earning assets balance for the second quarter of fiscal 2017 was $1.18 billion, up four percent from $1.13 billion during the same period last year.
The average balance of loans outstanding, including loans held for sale, increased by $127.7 million, or 14 percent, to $1.05 billion in the second quarter of fiscal 2017 from $922.7 million in the same quarter of fiscal 2016, primarily due to an increase in average loans held for sale attributable to elevated mortgage banking activity.  The average yield on loans receivable decreased by four basis points to 3.85 percent in the second quarter of fiscal 2017 from an average yield of 3.89 percent in the same quarter of fiscal 2016.  The decrease in the average loan yield was primarily attributable to a decrease in the average yield of loans held for sale.  The average balance of loans held for sale in the second quarter of fiscal 2017 was $197.1 million with an average yield of 3.59 percent as compared to $120.4 million with an average yield of 3.81 percent in the same quarter of fiscal 2016.  The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $34.8 million, or seven percent, to $554.0 million at December 31, 2016 from $519.2 million at June 30, 2016, net of undisbursed loan funds of $10.0 million and $11.3 million, respectively.  The percentage of preferred loans to total loans held for investment at December 31, 2016 increased to 64 percent from 61 percent at June 30, 2016.  Loan principal payments received in the second quarter of fiscal 2017 were $54.7 million, compared to $37.7 million in the same quarter of fiscal 2016.
The average balance of investment securities increased by $30.0 million, or 192 percent, to $45.6 million in the second quarter of fiscal 2017 from $15.6 million in the same quarter of fiscal 2016.  The increase was attributable to the mortgage-backed securities purchased during the second half of fiscal 2016, partly offset by principal payments received on mortgage-backed securities during the same period.  The average yield on investment securities decreased 70 basis points to 1.12 percent in the second quarter of fiscal 2017 from 1.82 percent for the same quarter of fiscal 2016.  The decrease in the average yield was primarily attributable to the mortgage-backed securities purchases during fiscal 2016 which had lower average yields than the existing portfolio and an accelerated premium amortization resulting from higher prepayments.

In the second quarter of fiscal 2017, the Federal Home Loan Bank ("FHLB") – San Francisco distributed $458,000 of regular and special cash dividends to the Bank, a $279,000 or 156 percent increase from the cash dividends received by the Bank in the same quarter last year.
The average balance of the Company's interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $114.1 million, or 62 percent, to $71.0 million in the second quarter of fiscal 2017 from $185.1 million in the same quarter of fiscal 2016.  The decrease in interest-earning deposits was primarily due to redeployment of excess cash to fund loans held for investment, loans held for sale and purchases of investment securities.  The average yield earned on interest-earning deposits in the second quarter of fiscal 2017 was 0.56 percent, up from 0.28 percent in the same quarter of fiscal 2016 as a result of the impact of the increases in the federal funds rate in December 2016 and 2015.
Average deposits increased $17.9 million, or two percent, to $939.3 million in the second quarter of fiscal 2017 from $921.4 million in the same quarter of fiscal 2016.  The average cost of deposits decreased by seven basis points to 0.41 percent in the second quarter of fiscal 2017 from 0.48 percent in the same quarter last year, primarily due to decreases in the average cost of transaction accounts and time deposits and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or "core deposits" increased $21.7 million, or four percent, to $639.2 million at December 31, 2016 from $617.5 million at June 30, 2016, while time deposits decreased $19.4 million, or six percent, to $289.5 million at December 31, 2016 from $308.9 million at June 30, 2016, consistent with the Bank's strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.
The average balance of borrowings, which consisted of FHLB – San Francisco advances, increased $28.2 million, or 31 percent, to $119.5 million while the average cost of advances decreased 37 basis points to 2.44 percent in the second quarter of fiscal 2017, compared to an average balance of $91.3 million with an average cost of 2.81 percent in the same quarter of fiscal 2016.  The decrease in the average cost of advances was primarily due to the increased utilization of overnight borrowings and short-term advances with a lower interest rate rather than long-term advances.  The increase in the average balance of borrowings was utilized to fund loans held for sale and for investment and purchases of investment securities.
During the second quarter of fiscal 2017, the Company recorded a recovery from the allowance for loan losses of $350,000 compared to the recovery of $362,000 recorded during the same period of fiscal 2016 and the $150,000 recovery recorded in the first quarter of fiscal 2017 (sequential quarter).  These recoveries were primarily attributable to continued improvement in loan credit quality and net recoveries of previously charged-off loans.
Non-performing assets, with underlying collateral primarily located in California, remained relatively unchanged at $13.0 million, or 1.09 percent of total assets, at December 31, 2016, compared to $13.0 million, or 1.11 percent of total assets, at June 30, 2016.  Non-performing loans at December 31, 2016 decreased $244,000 or two percent since June 30, 2016 to $10.1 million and were primarily comprised of 33 single-family loans ($9.4 million); two multi-family loans ($568,000); one commercial business loan ($70,000) and one consumer loan (fully reserved).  Real estate owned acquired in the settlement of loans at December 31, 2016 increased $243,000, or nine percent, to $2.9 million (four single-family properties) from $2.7 million (four single-family properties) at June 30, 2016.
Net recoveries for the quarter ended December 31, 2016 were $16,000 or 0.01 percent (annualized) of average loans receivable, compared to net recoveries of $96,000 or 0.04 percent (annualized) of average loans receivable for the quarter ended December 31, 2015 and net recoveries of $205,000 or 0.08 percent (annualized) of average loans receivable for the quarter ended September 30, 2016 (sequential quarter).
Classified assets at December 31, 2016 were $21.2 million, comprised of $8.2 million of loans in the special mention category, $10.1 million of loans in the substandard category and $2.9 million in real estate owned.  Classified assets at June 30, 2016 were $21.9 million, comprised of $8.9 million of loans in the special mention category, $10.3 million of loans in the substandard category and $2.7 million in real estate owned.  For the quarter ended December 31, 2016, no loans were restructured from their original terms or newly classified as a restructured loan.  One restructured loan of $85,000 was extended for two additional years.
The allowance for loan losses was $8.4 million at December 31, 2016, or 0.96 percent of gross loans held for investment, compared to $8.7 million at June 30, 2016, or 1.02 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at December 31, 2016.

Non-interest income increased by $234,000, or three percent, to $7.83 million in the second quarter of fiscal 2017 from $7.60 million in the same period of fiscal 2016, primarily as a result of an increase in the gain on sale of loans, partly offset by the net loss on the sale and operations of real estate owned and a decrease in other non-interest income during the current quarter as compared to the comparable period last year.  On a sequential quarter basis, non-interest income decreased $1.42 million, or 15 percent, primarily as a result of a decrease in the gain on sale of loans.
The gain on sale of loans increased to $6.48 million for the quarter ended December 31, 2016 from $6.04 million in the comparable quarter last year, reflecting the impact of a higher loan sale volume, partly offset by a slightly lower average loan sale margin.  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $463.2 million in the quarter ended December 31, 2016, up seven percent, from $432.4 million in the comparable quarter last year.  The average loan sale margin from mortgage banking was 139 basis points for the quarter ended December 31, 2016, down one basis point from 140 basis points in the same quarter last year and up 14 basis points from 125 basis points in the first quarter of fiscal 2017 (sequential quarter).    The gain on sale of loans includes an unfavorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net loss of $6.40 million in the second quarter of fiscal 2017, compared to an unfavorable fair-value adjustment that amounted to a net loss of $1.81 million in the same period last year.

In the second quarter of fiscal 2017, a total of $541.9 million of loans were originated and purchased for sale, 15 percent higher than the $472.5 million for the same period last year, but 16 percent lower than the $647.3 million during the first quarter of fiscal 2017 (sequential quarter).  Total loans sold during the quarter ended December 31, 2016 were $638.5 million, 39 percent higher than the $458.4 million sold during the same quarter last year, and 12 percent higher than the $568.3 million sold during the first quarter of fiscal 2017 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $605.3 million in the second quarter of fiscal 2017, an increase of 15 percent from $524.9 million in the same quarter of fiscal 2016, but 14 percent lower than the $705.6 million in the first quarter of fiscal 2017 (sequential quarter).
The sale and operations of real estate owned acquired in the settlement of loans resulted in a net loss of $63,000 in the second quarter of fiscal 2017, compared to a $35,000 net gain in the comparable period last year.  Two real estate owned properties were sold in the quarter ended December 31, 2016 compared to one real estate owned property sold in the same quarter last year.  No real estate owned properties were acquired in the settlement of loans during the second quarter of fiscal 2017, compared to four properties acquired in the comparable period last year.  As of December 31, 2016, the real estate owned balance was $2.9 million (four properties), compared to $2.7 million (four properties) at June 30, 2016.
Non-interest expenses increased $809,000 to $14.67 million in the second quarter of fiscal 2017 from $13.86 million in the same quarter last year.  The increase was primarily a result of increases in salaries and employee benefits expense, professional expenses and other non-interest expenses.  The increase in salaries and employee benefits expense was primarily related to higher mortgage banking loan originations.
The Company's efficiency ratio improved to 87 percent in the second quarter of fiscal 2017 from 91 percent in the same quarter last year, due to the increases in net interest income and non-interest income, partly offset by the increase in non-interest expenses.
The Company's provision for income taxes was $1.10 million for the second quarter of fiscal 2017, an increase of $387,000 or 55 percent, from $708,000 in the same quarter last year, as a result of the increase in income before taxes.  The effective income tax rate for the quarter ended December 31, 2016 was 42.1 percent as compared to 41.9 percent in the same quarter last year.  The Company believes that the tax provision recorded in the second quarter of fiscal 2017 reflects its current income tax obligations.
The Company repurchased 85,800 shares of its common stock during the quarter ended December 31, 2016 at an average cost of $19.34 per share.  As of December 31, 2016, a total of 117,686 shares or 30 percent of the shares authorized in the May 2016 stock repurchase plan have been purchased, leaving 279,314 shares available for future purchases.
The Bank currently operates 14 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and 13 retail loan production offices located throughout California.
The Company will host a conference call for institutional investors and bank analysts on Monday, January 30, 2017 at 9:00 a.m. (Pacific) to discuss its financial

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results.  The conference call can be accessed by dialing 1-800-230-1074 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Monday, February 6, 2017 by dialing 1-800-475-6701 and referencing access code number 416267.
For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

This press release contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.myprovident.com and on the SEC's website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

	PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	December 31, 2016	September 30,	June 30, 2016
		2016
Assets
Cash and cash equivalents	$82,811	$39,443	$51,206
Investment securities – held to maturity, at cost	33,369	36,290	39,979
Investment securities - available for sale, at fair value	10,278	10,778	11,543
Loans held for investment, net of allowance for loan losses of $8,391; $8,725 and $8,670, respectively; includes $5,964, $5,529 and $5,159 at fair value, respectively	867,985	853,958	840,022
Loans held for sale, at fair value	156,827	264,379	189,458
Accrued interest receivable	2,919	3,078	2,781
Real estate owned, net	2,949	3,496	2,706
FHLB – San Francisco stock	8,094	8,094	8,094
Premises and equipment, net	5,769	5,879	6,043
Prepaid expenses and other assets	21,154	17,119	19,549

Total assets	$1,192,155	$1,242,514	$1,171,381

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$73,830	$74,963	$71,158
Interest-bearing deposits	854,843	868,539	855,226
Total deposits	928,673	943,502	926,384

Borrowings	111,263	146,281	91,299
Accounts payable, accrued interest and other liabilities	19,664	19,508	20,247
Total liabilities	1,059,600	1,109,291	1,037,930

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,871,115; 17,848,365 and 17,847,365 shares issued, respectively; 7,915,116; 7,978,166 and 7,975,250 shares outstanding, respectively)

	179	178	178
Additional paid-in capital	92,215	91,633	90,802
Retained earnings	192,699	192,227	191,666
Treasury stock at cost (9,955,999; 9,870,199 and 9,872,115 shares, respectively)
	(152,802)	(151,095)	(149,508)
Accumulated other comprehensive income, net of tax	264	280	313

Total stockholders' equity	132,555	133,223	133,451

Total liabilities and stockholders' equity	$1,192,155	$1,242,514	$1,171,381

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended December 31,		Six Months Ended December 31,

	2016	2015	2016	2015
Interest income:
Loans receivable, net	$10,116	$8,979	$20,596	$18,469
Investment securities	128	71	212	138
FHLB – San Francisco stock	458	179	643	379
Interest-earning deposits	101	134	156	234
Total interest income	10,803	9,363	21,607	19,220

Interest expense:
Checking and money market deposits	105	122	203	239
Savings deposits	146	169	290	337
Time deposits	731	835	1,503	1,693
Borrowings	736	648	1,438	1,296
Total interest expense	1,718	1,774	3,434	3,565

Net interest income	9,085	7,589	18,173	15,655
Recovery from the allowance for loan losses	(350)	(362)	(500)	(400)
Net interest income, after recovery from the allowance for loan losses	9,435	7,951	18,673	16,055

Non-interest income:
Loan servicing and other fees	310	306	577	417
Gain on sale of loans, net	6,478	6,044	14,474	14,968
Deposit account fees	552	590	1,102	1,200
(Loss) gain on sale and operations of real estate owned acquired in the settlement of loans	(63)	35	(166)	264
Card and processing fees	361	352	725	714
Other	194	271	372	484
Total non-interest income	7,832	7,598	17,084	18,047

Non-interest expense:
Salaries and employee benefits	10,349	9,971	21,663	20,763
Premises and occupancy	1,235	1,170	2,524	2,278
Equipment	340	430	702	809
Professional expenses	630	472	1,135	972
Sales and marketing expenses	253	334	549	596
Deposit insurance premiums and regulatory assessments	177	250	425	512
Other	1,684	1,232	3,302	2,289
Total non-interest expense	14,668	13,859	30,300	28,219

Income before taxes	2,599	1,690	5,457	5,883
Provision for income taxes	1,095	708	2,359	2,458
Net income	$1,504	$982	$3,098	$3,425

Basic earnings per share	$0.19	$0.12	$0.39	$0.40
Diluted earnings per share	$0.18	$0.11	$0.38	$0.39
Cash dividends per share	$0.13	$0.12	$0.26	$0.24

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	December 31,	September 30,
	2016	2016
Interest income:
Loans receivable, net	$ 10,116	$ 10,480
Investment securities	128	84
FHLB – San Francisco stock	458	185
Interest-earning deposits	101	55
Total interest income	10,803	10,804

Interest expense:
Checking and money market deposits	105	98
Savings deposits	146	144
Time deposits	731	772
Borrowings	736	702
Total interest expense	1,718	1,716

Net interest income	9,085	9,088
Recovery from the allowance for loan losses	(350)	(150)
Net interest income, after recovery from the allowance for loan losses	9,435	9,238

Non-interest income:
Loan servicing and other fees	310	267
Gain on sale of loans, net	6,478	7,996
Deposit account fees	552	550
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(63)	(103)
Card and processing fees	361	364
Other	194	178
Total non-interest income	7,832	9,252

Non-interest expense:
Salaries and employee benefits	10,349	11,314
Premises and occupancy	1,235	1,289
Equipment	340	362
Professional expenses	630	505
Sales and marketing expenses	253	296
Deposit insurance premiums and regulatory assessments	177	248
Other	1,684	1,618
Total non-interest expense	14,668	15,632

Income before taxes	2,599	2,858
Provision for income taxes	1,095	1,264
Net income	$ 1,504	$ 1,594

Basic earnings per share	$ 0.19	$ 0.20
Diluted earnings per share	$ 0.18	$ 0.20
Cash dividends per share \	$ 0.13	$ 0.13

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
Quarter Ended December 31,	Six Months Ended December 31,
2016	2015	2016	2015
SELECTED FINANCIAL RATIOS:
Return on average assets	0.50%	0.34%	0.51%	0.58%
Return on average stockholders' equity	4.53%	2.83%	4.66%	4.91%
Stockholders' equity to total assets	11.12%	11.84%	11.12%	11.84%
Net interest spread	3.04%	2.62%	3.03%	2.68%
Net interest margin	3.09%	2.68%	3.09%	2.75%
Efficiency ratio	86.71%	91.26%	85.94%	83.73%
Average interest-earning assets to average
interest-bearing liabilities	110.98%	111.73%	111.12%	112.02%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.19	$ 0.12	$ 0.39	$ 0.40
Diluted earnings per share	$ 0.18	$ 0.11	$ 0.38	$ 0.39
Book value per share	$ 16.75	$ 16.52	$ 16.75	$ 16.52
Shares used for basic EPS computation	7,954,381	8,396,093	7,951,400	8,480,983
Shares used for diluted EPS computation	8,145,362	8,600,255	8,149,657	8,672,288
Total shares issued and outstanding	7,915,116	8,345,723	7,915,116	8,345,723

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$ 264,857	$ 248,289	$ 583,827	$ 523,387
Wholesale originations and purchases	277,054	224,214	605,426	489,405
Total loans originated and purchased for sale	$ 541,911	$ 472,503	$ 1,189,253	$ 1,012,792

LOANS SOLD:
Servicing released	$ 624,979	$ 437,575	$ 1,183,992	$ 1,027,165
Servicing retained	13,520	20,844	22,821	32,265
Total loans sold	$ 638,499	$ 458,419	$ 1,206,813	$ 1,059,430

As of	As of	As of	As of	As of
12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$ 412	$ 453	$ 453	$ 887	$ 768
Allowance for loan losses	$ 8,391	$ 8,725	$ 8,670	$ 8,200	$ 8,768
Non-performing loans to loans held for investment, net	1.16%	1.17%	1.23%	1.52%	1.50%
Non-performing assets to total assets	1.09%	1.09%	1.11%	1.31%	1.47%
Allowance for loan losses to gross non- performing loans	78.69%	79.93%	77.38%	62.31%	67.35%
Allowance for loan losses to gross loans held
for investment	0.96%	1.01%	1.02%	1.01%	1.07%
Net recoveries to average loans receivable (annualized)	(0.01)%	(0.08)%	(0.45)%	(0.05)%	(0.04)%
Non-performing loans	$ 10,065	$ 10,013	$ 10,309	$ 12,261	$ 12,187
Loans 30 to 89 days delinquent	$ 1,298	$ 1,385	$ 1,644	$ 1,508	$ 522

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
Recourse (recovery) provision for loans sold	$ (30)	$ -	$ 3	$ 119	$ 30
Recovery from the allowance for loan losses	$ (350)	$ (150)	$ (621)	$ (694)	$ (362)
Net (recoveries) charge-offs	$ (16)	$ (205)	$ (1,091)	$ (126)	$ (96)

	As of	As of	As of	As of	As of
	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.50%	9.32%	10.29%	10.06%	9.85%
Common equity tier 1 capital ratio	15.43%	14.44%	16.16%	16.63%	16.18%
Tier 1 risk-based capital ratio	15.43%	14.44%	16.16%	16.63%	16.18%
Total risk-based capital ratio	16.58%	15.57%	17.36%	17.82%	17.43%

REGULATORY CAPITAL RATIOS (COMPANY):
Tier 1 leverage ratio	10.94%	10.98%	11.40%	11.61%	11.77%
Common equity tier 1 capital ratio	17.78%	17.00%	17.89%	19.19%	19.32%
Tier 1 risk-based capital ratio	17.78%	17.00%	17.89%	19.19%	19.32%
Total risk-based capital ratio	18.93%	18.14%	19.09%	20.37%	20.57%

		As of December 31,
		2016		2015
		Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit		$ 800	0.75%	$ 800	0.56%
U.S. government sponsored enterprise MBS		32,569	1.82	10,163	1.67
Total investment securities held to maturity		$ 33,369	1.80%	$ 10,963	1.59%

Available for sale (at fair value):
U.S. government agency MBS		$ 5,915	2.06%	$ 7,254	1.76%
U.S. government sponsored enterprise MBS		3,825	2.80	4,627	2.47
Private issue collateralized mortgage obligations		538	2.77	654	2.50
Common stock – community development financial institution		-	-	143	0.84
Total investment securities available for sale		$ 10,278	2.37%	$ 12,678	2.05%

Total investment securities		$ 43,647	1.93%	$ 23,641	1.83%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)
	As of December 31,
	2016		2015
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$316,595	3.83%	$343,999	3.40%
Multi-family (5 or more units)	448,465	4.05	372,100	4.31
Commercial real estate	98,044	4.69	98,574	4.99
Construction	16,872	5.49	10,173	6.80
Other	265	5.63	72	6.25
Commercial business	610	5.99	487	6.49
Consumer	184	11.54	241	10.20
Total loans held for investment	881,035	4.08%	825,646	4.05%

Undisbursed loan funds	(9,953)		(6,725)
Advance payments of escrows	99		101
Deferred loan costs, net	5,195		3,634
Allowance for loan losses	(8,391)		(8,768)
Total loans held for investment, net	$867,985		$813,888

Purchased loans serviced by others included above	$23,532	3.37%	$5,289	4.82%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of December 31,
	2016		2015
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:

Checking accounts – non interest-bearing	$ 73,830	-%	$ 63,481	-%
Checking accounts – interest-bearing	247,971	0.11	237,688	0.15
Savings accounts	284,204	0.20	262,939	0.26
Money market accounts	33,202	0.27	32,017	0.32
Time deposits	289,466	1.00	321,624	1.02
Total deposits	$ 928,673	0.41%	$ 917,749	0.48%

BORROWINGS:
Overnight	$ -	-%	$ -	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	24	6.49	-	-
Over one year to two years	10,000	3.01	48	6.49
Over two years to three years	10,000	1.53	10,000	3.01
Over three years to four years	10,000	3.92	10,000	1.53
Over four years to five years	21,239	2.83	10,000	3.92
Over five years	60,000	2.34	61,286	2.75
Total borrowings	$111,263	2.56%	$ 91,334	2.78%
(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)
	Quarter Ended		Quarter Ended
	December 31, 2016		December 31, 2015
SELECTED AVERAGE BALANCE SHEETS:	Balance	Rate(1)	Balance	Rate (1)
Loans receivable, net (2)	$1,050,410	3.85%	$922,719	3.89%
Investment securities	45,599	1.12%	15,613	1.82%
FHLB – San Francisco stock	8,094	22.63%	8,094	8.85%
Interest-earning deposits	70,972	0.56%	185,100	0.28%
Total interest-earning assets	$1,175,075	3.68%	$1,131,526	3.31%
Total assets	$1,208,713		$1,168,447

Deposits	$939,275	0.41%	$921,418	0.48%
Borrowings	119,530	2.44%	91,340	2.81%
Total interest-bearing liabilities	$1,058,805	0.64%	$1,012,758	0.69%
Total stockholders' equity	$132,901		$138,792

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

	Six Months Ended		Six Months Ended
	December 31, 2016		December 31, 2015
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$1,064,246	3.87%	$942,677	3.92%
Investment securities	47,598	0.89%	15,131	1.82%
FHLB – San Francisco stock	8,094	15.89%	8,094	9.36%
Interest-earning deposits	57,140	0.53%	171,442	0.27%
Total interest-earning assets	$1,177,078	3.67%	$1,137,344	3.38%
Total assets	$1,209,681		$1,171,790

Deposits	$936,054	0.42%	$923,950	0.49%
Borrowings	123,235	2.31%	91,348	2.81%
Total interest-bearing liabilities	$1,059,289	0.64%	$1,015,298	0.70%
Total stockholders' equity	$133,038		$139,644

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$5,716	$5,586	$6,292	$6,918	$7,652
Multi-family	568	703	709	721	394
Total	6,284	6,289	7,001	7,639	8,046

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	3,711	3,650	3,232	3,002	2,502
Multi-family	-	-	-	1,542	1,559
Commercial business loans	70	74	76	78	80
Total	3,781	3,724	3,308	4,622	4,141

Total non-performing loans	10,065	10,013	10,309	12,261	12,187

Real estate owned, net	2,949	3,496	2,706	3,165	4,913
Total non-performing assets	$13,014	$13,509	$13,015	$15,426	$17,100

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value credit adjustments.